EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2018

NEW YORK, Feb. 07, 2019 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the first fiscal quarter ended December 31, 2018.

HIGHLIGHTS
Quarter ended December 31, 2018
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$1,191.5
Net assets	$615.9
Net asset value per share	$9.05

Credit Facility	$167.1
2019 Notes	$249.4
SBA Debentures	$145.8

Yield on debt investments at quarter-end	10.9%

Operating Results:
Net investment income	$12.6
Net investment income per share	$0.18
Distributions declared per share	$0.18

Portfolio Activity:
Purchases of investments	$194.5
Sales and repayments of investments	$125.8

Number of new portfolio companies invested	6
Number of existing portfolio companies invested	13
Number of ending portfolio companies	56

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 8, 2019

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Friday, February 8, 2019 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (866) 519-2796 approximately 5-10 minutes prior to the call. International callers should dial (323) 794-2095. All callers should reference passcode #5543349. An archived replay of the call will be available through February 22, 2019 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference passcode #5543349.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased with the progress we are making in several areas. Our activity and selectivity have resulted in a more senior secured portfolio, which should result in even more steady and stable coverage of our dividend,” said Art Penn, Chairman and CEO. “Additionally, our earnings stream should improve based on a gradual increase in our debt to equity ratio, while still maintaining a prudent debt profile.”

As of December 31, 2018, our portfolio totaled $1,191.5 million and consisted of $577.4 million of first lien secured debt, $403.2 million of second lien secured debt, $48.1 million of subordinated debt and $162.8 million of preferred and common equity. Our debt portfolio consisted of 90% variable-rate investments and 10% fixed-rate investments. As of December 31, 2018, we had no companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $132.2 million as of December 31, 2018. Our overall portfolio consisted of 56 companies with an average investment size of $21.3 million, had a weighted average yield on interest bearing debt investments of 10.9% and was invested 48% in first lien secured debt, 34% in second lien secured debt, 4% in subordinated debt and 14% in preferred and common equity.

As of September 30, 2018, our portfolio totaled $1,132.1 million and consisted of $531.4 million of first lien secured debt, $391.1 million of second lien secured debt, $48.1 million of subordinated debt and $161.5 million of preferred and common equity. Our debt portfolio consisted of 90% variable-rate investments and 10% fixed-rate investments. As of September 30, 2018, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $111.8 million as of September 30, 2018. Our overall portfolio consisted of 53 companies with an average investment size of $21.4 million, had a weighted average yield on interest bearing debt investments of 11.2% and was invested 47% in first lien secured debt, 35% in second lien secured debt, 4% in subordinated debt and 14% in preferred and common equity.

For the three months ended December 31, 2018, we invested $194.5 million in six new and 13 existing portfolio companies with a weighted average yield on debt investments of 9.5%. Sales and repayments of investments for the three months ended December 31, 2018 totaled $125.8 million.

For the three months ended December 31, 2017, we invested $138.4 million in five new and seven existing portfolio companies with a weighted average yield on debt investments of 10.8%. Sales and repayments of investments for the three months ended December 31, 2017 totaled $192.3 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2018 and 2017.

Investment Income

Investment income for the three months ended December 31, 2018 was $27.4 million and was attributable to $13.2 million from first lien secured debt, $12.4 million from second lien secured debt and $1.8 million from subordinated debt, respectively. Investment income for the three months ended December 31, 2017 was $28.7 million and was attributable to $12.7 million from first lien secured debt, $12.9 million from second lien secured debt and $3.1 million from subordinated debt, respectively. The decrease in investment income compared to the same period in the prior year was primarily due to a decrease in other income.

Expenses

Expenses for the three months ended December 31, 2018 totaled $14.8 million. Base management fee for the same period totaled $4.4 million, incentive fee totaled $2.7 million, debt related interest and expenses totaled $6.3 million, general and administrative expenses totaled $1.1 million and provision for taxes totaled $0.3 million. Net expenses for the three months ended December 31, 2017 totaled $14.5 million. Base management fee for the same period totaled $4.8 million (after a base management fee waiver of $0.9 million), incentive fee totaled $2.7 million (after an incentive fee waiver of $0.5 million), debt related interest and expenses totaled $5.9 million and general and administrative expenses totaled $1.1 million. The increase in expenses compared to the same period in the prior year was primarily due to an increase in leverage, which resulted in an increased interest expense.

Net Investment Income

Net investment income totaled $12.6 million, or $0.18 per share, for the three months ended December 31, 2018, and $14.2 million, or $0.20 per share, for the three months ended December 31, 2017. The decrease in net investment income compared to the same period in the prior year was primarily due to a decrease in other income and an increase in leverage, which resulted in an increased interest expense.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2018 totaled $125.8 million and net realized gains totaled $8.5 million. Sales and repayments of investments for the three months ended December 31, 2017 totaled $192.3 million and net realized gains totaled $3.8 million. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2019 Notes

For the three months ended December 31, 2018 and 2017, we reported net change in unrealized depreciation on investments of $20.4 million and $6.8 million, respectively. As of December 31, 2018 and September 30, 2018, our net unrealized depreciation on investments totaled $132.2 million and $111.8 million, respectively. The net change in unrealized appreciation/depreciation on our investments compared to the same period in the prior year was primarily due to changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized appreciation/depreciation on investments that were realized.

For the three months ended December 31, 2018 and 2017, our multi-currency, senior secured revolving credit facility, as amended and restated, or the Credit Facility, and the 4.50% notes due 2019, or 2019 Notes, had a net change in unrealized depreciation of $6.1 million and $1.1 million, respectively. As of December 31, 2018 and September 30, 2018, the net unrealized depreciation on the Credit Facility and the 2019 Notes totaled $7.6 million and $1.6 million, respectively. The net change in net unrealized depreciation compared to the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $6.8 million, or $0.10 per share, for the three months ended December 31, 2018. This compares to a net change in net assets resulting from operations of $12.3 million, or $0.18 per share, for the three months ended December 31, 2017. The decrease in the net change in net assets from operations compared to the same period in the prior year was primarily due to a lower yielding portfolio and depreciation of our investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the three months ended December 31, 2018 and 2017, inclusive of the fee on the undrawn commitment and amendment costs on the Credit Facility, amortized upfront fees on Small Business Administration, or SBA, debentures and debt issuance costs, was 4.71% and 4.32%, respectively.

As of December 31, 2018 and September 30, 2018, we had $174.1 million and $80.5 million (including a $2.0 million temporary draw), respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate of 4.39% and 3.79%, respectively, exclusive of the fee on undrawn commitments of 0.375%, as of December 31, 2018 and September 30, 2018. As of the same periods, we had $270.9 million and $364.5 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of December 31, 2018 and September 30, 2018, we had $250.0 million in aggregate principal amount of 2019 Notes outstanding with a fixed interest rate of 4.50% per year. As of December 31, 2018 and September 30, 2018, we had $150.0 million and $180.0 million in SBA debentures outstanding, respectively.

As of December 31, 2018 and September 30, 2018, we had cash and cash equivalents of $24.7 million and $19.5 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $38.6 million for the three months ended December 31, 2018, and our financing activities provided cash of $43.7 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facility.

Our operating activities provided cash of $62.4 million for the three months ended December 31, 2017, and our financing activities used cash of $27.8 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily to pay distributions to stockholders and repay the SBA debentures.

STOCK REPURCHASE PROGRAM

On May 9, 2018, we announced a share repurchase program which allows us to repurchase up to $30 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The shares may be purchased from time to time at prevailing market prices, through open market transactions, including block transactions. Unless extended by our board of directors, the program, which may be implemented at the discretion of management, will expire on the earlier of May 9, 2019 and the repurchase of $30 million of common stock. For the three months ended December 31, 2018 and 2017, we repurchased 1.0 million and zero shares of common stock in open market transactions for an aggregate cost (including transaction costs) of $7.5 million and zero, respectively.

DISTRIBUTIONS

During both the three months ended December 31, 2018 and 2017, we declared distributions of $0.18 per share, for total distributions of $12.2 million and $12.8 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

RECENT DEVELOPMENTS

On February 5, 2019, our stockholders approved the adoption of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the Consolidated Appropriations Act of 2018 (which includes the Small Business Credit Availability Act) as approved by our board of directors on November 13, 2018. As a result, the minimum asset coverage requirements applicable to us for senior securities has been reduced from 200% to 150%, subject to compliance with certain disclosure requirements. In connection with this reduction, our annual base management fee has also been reduced from 1.50% to 1.00% on gross assets that exceed 200% of the Company’s total net assets as of the immediately preceding quarter-end.

On January 31, 2019, the Company announced the redemption of $250.0 million outstanding aggregate principal amount of its 2019 Notes due October 1, 2019. The 2019 Notes will be prepaid at 100% of the principal amount, plus accrued and unpaid interest through the payment date of March 4, 2019, as well as a make-whole premium.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2018	September 30, 2018
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$987,929,505 and $896,720,950, respectively)	$989,515,879	$905,271,258
Non-controlled, affiliated investments (cost—$74,369,962 and $91,520,908, respectively)	49,057,619	78,078,331
Controlled, affiliated investments (cost—$261,311,677 and $255,574,317, respectively)	152,880,313	148,735,885
Total of investments (cost—$1,323,611,144 and $1,243,816,175, respectively)	1,191,453,811	1,132,085,474
Cash and cash equivalents (cost—$24,657,870 and $19,543,625, respectively)	24,653,889	19,506,154
Interest receivable	5,506,564	7,606,964
Prepaid expenses and other assets	152,544	920,235
Total assets	1,221,766,808	1,160,118,827
Liabilities
Distributions payable	12,244,957	12,429,712
Payable for investments purchased	18,172,125	—
Credit Facility payable (cost—$174,136,000 and $80,520,000, respectively)	167,088,178	77,645,830
2019 Notes payable (par—$250,000,000)	249,430,000	251,322,500
SBA debentures payable, net (par—$150,000,000 and $180,000,000, respectively)	145,789,777	175,373,229
Base management fee payable, net	4,419,262	4,086,831
Performance-based incentive fee payable, net	2,667,270	2,964,265
Interest payable on debt	5,007,094	6,576,393
Accrued other expenses	1,007,040	818,172
Total liabilities	605,825,703	531,216,932
Commitments and contingencies	—	—
Net assets
Common stock, 68,027,537 and 69,053,958 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	68,028	69,054
Paid-in capital in excess of par value	796,236,224	803,729,220
Undistributed net investment income	6,333,033	6,003,360
Accumulated net realized loss on investments	(62,157,643)	(70,687,629)
Net unrealized depreciation on investments	(132,156,359)	(111,763,780)
Net unrealized depreciation on debt	7,617,822	1,551,670
Total net assets	$615,941,105	$628,901,895
Total liabilities and net assets	$1,221,766,808	$1,160,118,827
Net asset value per share	$9.05	$9.11

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2018	2017
Investment income:
From non-controlled, non-affiliated investments:
Interest	$23,508,581	$21,383,219
Payment in kind	1,246,016	1,284,909
Other income	618,071	1,586,642
From non-controlled, affiliated investments:
Interest	105,105	1,215,834
Payment in kind	108,625	1,573,306
From controlled, affiliated investments:
Interest	1,788,603	480,430
Payment in kind	5,000	1,144,085
Total investment income	27,380,001	28,668,425
Expenses:
Base management fee	4,419,262	5,735,137
Performance-based incentive fee	2,667,270	3,185,204
Interest and expenses on debt	6,278,847	5,857,378
Administrative services expenses	521,625	521,625
Other general and administrative expenses	618,367	628,290
Expenses before Management Fees waiver and provision for taxes	14,505,371	15,927,634
Management Fees waiver	—	(1,427,253)
Provision for taxes	300,000	—
Net expenses	14,805,371	14,500,381
Net investment income	12,574,630	14,168,044
Realized and unrealized loss on investments and debt:
Net realized gain on investments on:
Non-controlled, non-affiliated investments	3,737,919	1,793,043
Non-controlled and controlled, affiliated investments	4,792,067	1,980,440
Net realized gain on investments	8,529,986	3,773,483
Net change in unrealized depreciation on:
Non-controlled, non-affiliated investments	(6,929,882)	1,738,065
Non-controlled and controlled, affiliated investments	(13,462,697)	(8,510,961)
Debt depreciation	6,066,152	1,126,766
Net change in unrealized depreciation on investments and debt	(14,326,427)	(5,646,130)
Net realized and unrealized loss from investments and debt	(5,796,441)	(1,872,647)
Net increase in net assets resulting from operations	$6,778,189	$12,295,397
Net increase in net assets resulting from operations per common share	$0.10	$0.18
Net investment income per common share	$0.18	$0.20

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:

Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com